Exhibit 99.1

OMNIVISION REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER OF FISCAL 2015

SANTA CLARA, Calif., — May 28, 2015 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for fiscal 2015 and the fourth quarter that ended on April 30, 2015.

Revenues for the fiscal year ended April 30, 2015 were $1.4 billion, as compared to $1.5 billion in fiscal 2014. GAAP net income for fiscal 2015 was $93.4 million, or $1.57 per diluted share, as compared to GAAP net income for fiscal 2014 of $95.0 million, or $1.70 per diluted share.

Revenues for the fourth quarter of fiscal 2015 were $285.9 million, as compared to $292.3 million in the third quarter of fiscal 2015, and $331.0 million in the fourth quarter of fiscal 2014. GAAP net income in the fourth quarter of fiscal 2015 was $6.0 million, or $0.10 per diluted share, as compared to net income of $14.0 million, or $0.23 per diluted share in the third quarter of fiscal 2015, and $15.1 million, or $0.26 per diluted share in the fourth quarter of fiscal 2014.

Non-GAAP net income for fiscal 2015 was $128.5 million, or $2.09 per diluted share. Non-GAAP net income for fiscal 2014 was $131.0 million, or $2.24 per diluted share.

Non-GAAP net income in the fourth quarter of fiscal 2015 was $13.9 million, or $0.22 per diluted share. Non-GAAP net income in the third quarter of fiscal 2015 was $23.3 million, or $0.38 per diluted share. Non-GAAP net income in the fourth quarter of fiscal 2014 was $23.9 million, or $0.40 per diluted share. Non-GAAP net income excludes stock-based compensation expenses and the related tax effects. Please refer to the attached schedule for a reconciliation of GAAP net income to non-GAAP net income for the three months and fiscal year ended April 30, 2015 and 2014 and for the three months ended January 31, 2015.

GAAP gross margin for the fourth quarter of fiscal 2015 was 22.4%, as compared to 22.1% for the third quarter of fiscal 2015 and 20.1% for the fourth quarter of fiscal 2014. The sequential increase in fourth quarter gross margin was primarily attributable to a reduction in overall production costs and a favorable mix shift, partially offset by a decrease in revenues recorded on the sale of previously written-down inventory and an increase in allowance for excess and obsolete inventories.

The Company ended the period with cash, cash equivalents and short-term investments totaling $524.2 million, an increase of $11.4 million from the previous quarter. The increase was primarily attributable to cash provided by operating activities in the fourth quarter of fiscal 2015.

“We saw a great deal of changes in our business in fiscal 2015. Our pursuits of opportunities in emerging markets and our efforts in diversifying our supply chain have yielded favorable results. We have also made significant progress in advancing our technologies, which ultimately resulted in the introduction of our most advanced PureCel-S products,” said Shaw Hong, chief executive officer of OmniVision Technologies, Inc. “We are proud of what we have achieved to-date, with our balance sheet remaining strong, and our gross margin continuing to improve. We are as focused as ever in developing our technologies and growing our business.”

Outlook

Based on current trends, the Company expects revenues for the first quarter of fiscal 2016 will be in the range of $310 million to $340 million and GAAP net income per share will be between $0.17 and $0.33 per diluted share. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share will be between $0.32 and $0.48 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies, Inc. will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 866-713-8563 (domestic) or 617-597-5311 (international) and entering passcode 14839771.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for ten days beginning approximately three hours after the conclusion of the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 88421965.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCubeChip™ products are highly integrated, single-chip CMOS image sensors for consumer and commercial applications, including mobile phones, tablets and entertainment devices, notebooks and webcams, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements regarding our focus in developing our technologies and growing our business, and statements regarding our expectations regarding revenues and earnings per share for the three months ending July 31, 2015 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our ability to maintain or increase sales to current key and new customers and end-users of our products; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; our ability to increase the average selling prices or lower the costs associated with the development and manufacture of our new, complex products and technologies; the potential for a slowdown in sales in the near term due to an inventory build by our customers in the earlier part of the year; fluctuations of wafer manufacturing costs, manufacturing yields, manufacturing capacity and other manufacturing processes and the impact on gross margins; uncertainties for our customers, foundries, vendors, employees, or others with whom we do business that may be created by our recently announced merger agreement which uncertainties could adversely affect our business; the continued growth and development of current markets and the emergence of new markets in which we sell, or may sell, our products; fluctuations in sales mix and average selling prices; our ability to timely complete the product development cycle for new sensors; our ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phones, tablets and entertainment devices, notebooks and webcams, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems; our dependence on third party wafer foundries and their ability to manufacture our wafers in the required quantities, at acceptable quality, yields and costs, and in a timely manner; our ability to accurately forecast customer demand for our products; the impact of general economic conditions on orders from the end-user customers of our products; the market acceptance of products into which our products are designed; the development, production, introduction and marketing of new products and technology; the occurrence of litigation regarding intellectual property or indemnification claims from our suppliers or customers relating to our intellectual property; our strategic investments and relationships, and other risks detailed from time to time in our Securities and Exchange Commission (“SEC”) filings and reports, including, but not limited to, our most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. We expressly disclaim any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding of both its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and net income per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expenses and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the

Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP net income per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to additional paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation and the related tax effects, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income and net income per share on a basis prepared in accordance with GAAP to enable investors to consider net income and net income per share determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expenses and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME PER DILUTED SHARE

TO PROJECTED NON-GAAP NET INCOME PER DILUTED SHARE

(unaudited)

	Three Months Ending July 31, 2015
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income per share	$0.17	$0.33	$0.15	(1)	$0.32	$0.48

(1)         Reflects estimated adjustment for expenses and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	April 30,	April 30,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$318,892	$297,952
Short-term investments	205,271	152,993
Accounts receivable, net	151,086	172,472
Inventories	343,966	270,935
Prepaid and deferred income taxes	7,149	4,973
Prepaid expenses and other current assets	5,628	6,576
Recoverable insurance proceeds	12,500	—
Total current assets	1,044,492	905,901
Property, plant and equipment, net	145,214	153,792
Long-term investments	192,021	154,409
Goodwill	10,227	10,227
Intangibles, net	52,287	66,217
Other long-term assets	24,155	32,529
Total assets	$1,468,396	$1,323,075

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$118,796	$142,012
Accrued expenses and other current liabilities	37,112	31,959
Litigation settlement accrual	12,500	—
Income taxes payable	3,444	2,316
Deferred revenues, less cost of revenues	22,621	25,783
Current portion of long-term debt	7,096	3,802
Total current liabilities	201,569	205,872
Long-term liabilities:
Long-term income taxes payable	55,150	86,498
Non-current portion of long-term debt	24,999	32,030
Other long-term liabilities	23,898	11,818
Total long-term liabilities	104,047	130,346
Total liabilities	305,616	336,218

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 78,734 shares issued and 58,135 outstanding at April 30, 2015 and 76,681 shares issued and 56,082 outstanding at April 30, 2014, respectively	79	77
Additional paid-in capital	709,442	664,602
Accumulated other comprehensive income	40,069	2,378
Treasury stock, 20,599 at April 30, 2015 and April 30, 2014, respectively	(278,683)	(278,683)
Retained earnings	691,873	598,483
Total stockholders’ equity	1,162,780	986,857
Total liabilities and stockholders’ equity	$1,468,396	$1,323,075

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2015	2014	2015	2014
Revenues	$285,853	$330,969	$1,378,775	$1,453,929
Cost of revenues	221,903	264,406	1,075,326	1,178,207
Gross profit	63,950	66,563	303,449	275,722

Operating expenses:
Research, development and related	33,467	31,487	135,575	119,248
Selling, general and administrative	23,558	18,608	82,462	73,292
Amortization of acquired patent portfolio	2,322	2,322	9,286	9,286
Total operating expenses	59,347	52,417	227,323	201,826

Income from operations	4,603	14,146	76,126	73,896
Benefit from acquisition of production operations from VisEra	—	3,057	—	3,057
Equity in earnings of investee	1,022	745	4,270	4,009
Interest expense, net	(267)	(487)	(1,523)	(2,029)
Other income, net	1,436	790	3,024	25,996
Income before income taxes	6,794	18,251	81,897	104,929

Provision for (benefit from) income taxes	798	3,178	(11,493)	9,932
Net income	$5,996	$15,073	$93,390	$94,997

Net income per share:
Basic	$0.10	$0.27	$1.62	$1.71
Diluted	$0.10	$0.26	$1.57	$1.70

Shares used in computing net income per share:
Basic	58,104	56,042	57,563	55,537
Diluted	60,349	56,882	59,516	56,043

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended		Three Months Ended
	April 30,		April 30,		January 31,
	2015	2014	2015	2014	2015
GAAP net income	$5,996	$15,073	$93,390	$94,997	$14,023
Add:
Stock-based compensation in cost of revenues	1,063	1,006	4,350	3,962	1,136
Stock-based compensation in research, development and related expenses	3,939	4,480	16,588	16,486	4,180
Stock-based compensation in selling, general and administrative expenses	3,326	3,645	13,206	14,595	3,396
Decrease (increase) in provision for (benefit from) income taxes without the effect of stock-based compensation	(473)	(299)	932	952	571
Non-GAAP net income	$13,851	$23,905	$128,466	$130,992	$23,306

GAAP provision for (benefit from) income taxes	$798	$3,178	$(11,493)	$9,932	$(3,218)
Decrease (increase) in provision for (benefit from) income taxes without the effect of stock-based compensation	(473)	(299)	932	952	571
Non-GAAP provision for (benefit from) income taxes	$1,271	$3,477	$(12,425)	$8,980	$(3,789)

Non-GAAP net income per share:
Basic	$0.24	$0.43	$2.23	$2.36	$0.40
Diluted	$0.22	$0.40	$2.09	$2.24	$0.38

Shares used in computing non-GAAP net income per share:
Basic	58,104	56,042	57,563	55,537	57,948
Diluted	62,145	59,088	61,505	58,546	62,062

Contact Information

Investor Relations:

Mary McGowan

mary@blackburncommunication.com